UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):October 4, 2006
                                                                                                                October 10, 2006

COMMISSION FILE NO.: 000-22057

M POWER ENTERTAINMENT, INC.
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(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	76-0513297
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(STATE OR OTHER JURISDICTION OF INCORPORATION)	(IRS EMPLOYER IDENTIFICATION NO.)

2602 Yorktown Place, Houston, TX 77024
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(832)284-4276
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(ISSUER TELEPHONE NUMBER)

N/A
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(FORMER NAME AND ADDRESS)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective October 4, 2006, the client auditor relationship between M Power Entertainment, Inc. (the "Company") and Malone & Bailey, PC, Certified Public Accountants, ("Malone") ceased as the former accountant was dismissed. Effective October 10, the Company engaged Webb & Company, P.A., Certified Public Accountants ("Webb") as its principal independent public accountant for the fiscal year ended December 31, 2006. The decision to change accountants was recommended and approved by the Company's Board of Directors effective October 4, 2006. Malone had succeeded Hansen Barnett & Maxwell, LLC, Certified Public Accountants (“HBM”), who served as the Company’s principal independent accountant from May 23, 2005 until January 13, 2006, when HBM was dismissed. HBM had succeeded HJ & Associates, LLC, Certified Public Accountants (“HJ&A”), who had served as the Company’s independent auditors for the years ended December 31, 2004 and 2003.

HB&M reviewed of our financial statements for the interim period up to and including the date the relationship with HB&M ceased. HB&M performed no audit or audit related services for the Company.

HJ&A’s audit report included in our consolidated financial statements for the years ended December 31, 2004 and 2003 includes a modification expressing substantial doubt as to our Company’s ability to continue as a going concern, due to our deficit in working capital and recurring losses. The audit report contains no other adverse opinion, disclaimer of opinion or modification as to uncertainty, audit scope or accounting principle. There were no disagreements with HJ&A on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of HJ&A, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements for the fiscal years ended December 31, 2004 and 2003, and any later interim period, including the interim period up to and including the date the relationship with HJ&A ceased, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Malone’s audit report included in our financial statements for the year ended December 31, 2005, and, including the interim period up to and including the date the relationship with Malone ceased, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for concerns about the Company's ability to continue as a going concern and deficiencies that were detected in internal controls. The Company is in the process of improving our disclosure controls by training our new bookkeeper in an effort to remediate these deficiencies. Company personnel have obtained continuing professional education in SEC Reporting areas.. Our management and directors will continue to work with our auditors and other outside advisors to ensure that our disclosure controls and procedures are adequate and effective.

The Company has authorized Malone to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company has requested that Malone review the disclosure and Malone has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein.

The Company has not previously consulted with Webb regarding either:

(i)the application of accounting principles to a specific completed or contemplated transaction;
(ii) the type of audit opinion that might be rendered on the Company's financial statements; or
(iii) a reportable event (as provided in Item 304(a) (iv)(B) of Regulation S-B) during the Company's fiscal years ended December 31, 2005 and December 31, 2004, and any later interim period, including the interim period up to and including the date  the relationship with  Malone ceased. Webb has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). Webb has not responded with a letter.

SIGNATURES

    Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

   M Power Entertainment, Inc.

     By    /s/   Gary F. Gimmons
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Gary F. Kimmons
President and Chief Executive Officer

Date: October 11,2006